Exhibit 5.1

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105-2933

June 15, 2026

Hadron Energy, Inc.

3 Twin Dolphin Drive, Suite 260

Redwood City, CA 94065

Re:	Registration Statement on Form S-1 of Hadron Energy, Inc.

Ladies and Gentlemen:

We have acted as counsel to Hadron Energy, Inc., a Delaware corporation (the “Company” and formerly known as GigCapital7 Corp. (“GigCapital7”)), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 filed by the Company with the Commission on June 15, 2026 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the issuance by the Company of up to 28,719,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Company, including (i) up to 20,000,000 shares of Common Stock (the “Public Warrant Shares”) that are issuable upon the exercise of 20,000,000 warrants (the “Public Warrants”) by the holders of such warrants, (ii) up to 3,719,000 shares of Common Stock (the “Private Warrant Shares”) that are issuable upon the exercise of 3,719,000 private placement warrants (the “Private Warrants”) by the holders of such warrants, and (iii) up to 5,000,000 shares of Common Stock (the “Hadron Private Warrant Shares” and together with the Public Warrant Shares and Private Warrant Shares, the “Warrant Shares”) that are issuable upon the exercise of 5,000,000 warrants (the “Hadron Private Warrants” and together with the Public Warrants and Private Warrants, the “Warrants”) originally issued at the closing of the merger (the “Merger”) between MMR Merger Sub, Inc. (“Merger Sub”) and Hadron Energy Operating Company, Inc. (“Hadron OpCo”) in exchange for warrants previously issued by Hadron OpCo. The Company is also registering on the Registration Statement the resale by the selling securityholders named in the prospectus or their permitted transferees from time to time of 57,432,395 shares of Common Stock and Private Warrants to purchase up to 3,719,000 shares of Common Stock, including (i) 10,207,246 outstanding shares of Common Stock (the “Founder Shares”) acquired by GigCapital7’s sponsor, GigAcquisitions7 Corp., a Cayman Islands exempted company (the “Sponsor”), of which the Sponsor retains 9,932,246 shares and previously transferred 100,000 shares to the Philharmonic-Symphonic Society of New York and 175,000 shares to Yield Point NY LLC, (ii) 3,126,087 outstanding shares of Common Stock (the “Private Placement Shares”) acquired by certain non-managing investors in private placements prior to the IPO (300,000 shares) or concurrently with the IPO (2,826,087 shares), (iii) 44,099,062 outstanding shares of Common Stock (the “Closing Shares” and together with the Founder Shares and Private Placement Shares, the “Shares”) issued to former holders of shares of common stock of Hadron OpCo as merger consideration for such shares in connection with the Business Combination, and (iv) 3,719,000 Private Warrants issued to the Sponsor as a part of a private placement. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus included therein.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below, including (i) the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the Warrant Agreement between Continental Stock Transfer & Trust Company and the Company, filed as Exhibit 4.1 to the Registration Statement; (v) resolutions adopted by the Board of Directors of the Company; and (vi) such other records, documents, and certificates as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. With respect to such examination, we have assumed, without independent investigation, (a) the genuineness of all signatures on all documents; (b) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (c) the due authority of the parties signing any document on behalf of a party (other than the Company); (d) the authenticity and completeness of all documents submitted to us as originals; (e) the completeness and conformity to the originals of all documents submitted to us as copies; (f) that all public records reviewed or relied upon by us are authentic, accurate and complete; (g) that all factual statements and information contained in any documents are true and complete; and (h) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the issuance of the shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement. As to questions of fact material to this opinion letter, we have, to the extent deemed appropriate, relied upon certain certificates and representations of officers and employees of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act:

1.	The Warrant Shares are duly authorized, and when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

2.	The Shares are duly authorized, validly issued, fully paid and non-assessable.

3.

The Private Warrants constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinions expressed herein are limited to the General Corporation Law of the state of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and, as to the Warrants constituting legally binding obligations of the Company, to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion letter after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. No opinion is expressed herein with respect to the qualification of the shares and warrants under the securities or blue-sky laws of any state or any foreign jurisdiction. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as exhibit 5.1 to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder (including Item 509 of Regulation S-K).

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)